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                                                                   Exhibit 10.13

                                 S U B L E A S E

         THIS SUBLEASE made as of February 9, 1999, by and between ADVANCED HEALTH CORPORATION, having an office at 555 White Plains Road, Tarrytown, New York 10597 (hereinafter called "Sublessor") and WESTCO ASSOCIATES, INC., having an office at 3 Browns Lane, Suite 203, Hawthorne, New York 10532 (hereinafter called "Subtenant"),

                              W I T N E S S E T H:

         WHEREAS, Sublessor is the tenant in possession pursuant to the First Amendment to Lease Agreement dated September 20, 1996 and certain other prior leases referenced therein (together, the "Prime Lease", a copy of which is annexed hereto as Exhibit A) between Reckson Operating Partnership, L.P. (as landlord) and Sublessor (as tenant) pursuant to the provisions of which Sublessor now subleases that part of the fifth (5th) floor comprising twenty-six thousand three hundred and two (26,302) square feet located in the building known as 555 White Plains Road, Tarrytown, New York (the "Premises"); and

         WHEREAS, Sublessor wishes to sublease to Subtenant a portion of said 5th floor constituting eight thousand seven hundred fifty (8,750) square feet as shown as shaded area on the diagram annexed hereto as Exhibit B (the "Sublet Premises") pursuant to the provisions of this Sublease, hereinafter set forth;

         NOW, THEREFORE, Sublessor and Subtenant, in consideration of the charges, covenants and agreements hereinafter set forth, mutually covenant and agree as follows:

         1. Sublease. Sublessor hereby leases the Sublet Premises to Subtenant for occupancy during the Term.

         2. Term. The term of this Sublease shall commence on the date after the date that Reckson Operating Partnership, L.P., the present landlord under the Prime Lease ("Landlord"), shall have given its written consent to this Sublease ("Commencement Date"), and shall terminate on March 31, 2002, unless earlier terminated as provided herein (the "Term"). The obligation to pay rent shall commence ("Rent Commencement Date") seventy-five (75) days after the issuance of the work permits and approvals necessary to build out the space in accordance the plan attached as Exhibit C (the "Build-out"). If the Prime Lease or the term thereby granted is terminated for any reason whatsoever, this Sublease shall thereupon simultaneously terminate and thereupon, except as otherwise herein specifically provided, the obligations of the Sublessor and Subtenant, other than the obligations of Subtenant for payment of any monies then owing to Sublessor, shall cease, except that the parties shall remain liable for any obligations incurred prior to any such termination date for any matter occurring prior to such date.

         3. Annual Fixed Rent. Subtenant shall pay Sublessor fixed rent for the Sublet Premises, inclusive of all charges for electricity, except as described below, at the annual rate of one hundred eighty one thousand five hundred sixty-two dollars and fifty cents ($181,562.50) for the period ending March 31, 2000 (the "First Rent Period") and thereafter at the annual rate of one hundred ninety six thousand ($196,000.00) dollars. Fixed rent shall
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be paid in twelve (12) equal monthly installments in advance, each in the amount of fifteen thousand one hundred thirty dollars and twenty one cents
($15,130.21), for the First Rent Period except as otherwise provided below in paragraph 3, and thereafter in equal monthly payments of sixteen thousand three hundred thirty-three dollars and thirty-three cents ($16,333.33) and without notice or demand, on the 1st day of the month for which the fixed rent payment is due during the term hereof, and without setoff, deduction or abatement.
Should Landlord charge Sublessor fees for excess electrical usage due to subtenant's electrical usage, subtenant shall pay Sublessor such difference. All installments of fixed rent shall be paid by check, drawn on a member bank of the New York Clearinghouse Association, to the order of Sublessor and shall be delivered or mailed to Sublessor at its address first above set forth, or at such other address as Sublessor may from time to time in writing designate. If the date on which Subtenant's obligation to pay fixed rent or additional rent shall commence on a date other than the first day of a calendar month or shall end on a date other than the last day of a calendar month, then the fixed rent and additional rent payable by Subtenant shall be apportioned based upon the portion of such calendar month included with the term of this Sublease. The foregoing notwithstanding, the first thirty-four thousand dollars ($34,000.00) of fixed rent otherwise payable hereunder is abated so that Subtenant shall enjoy a free rent period of approximately two months and eight days from and after the Rent Commencement Date. Upon execution hereof, Subtenant will pay Sublessor the first monthly installment of fixed rent payable under this Sublease.

         4. Use. The Sublet Premises shall be used by Subtenant solely for executive and administrative offices and for no other purpose.

         5. Condition of the Sublet Premises and Commencement of Construction. Subtenant has examined, and agrees to accept, the Sublet Premises in the condition and state of repair existing on the date of the execution of this Sublease, subject to Subtenant's receipt of consent from Landlord to the Build-out. Construction shall commence upon receipt of Landlord's consent and the receipt by Subtenant or its contractor and agents of work permits and approvals required for such construction. Subtenant warrants that it will seek to obtain all necessary permits and approvals without delay.

         6. Telephones and Equipment. Subtenant shall install its telephone and facsimile system and equipment in the Sublet Premises at its sole expense and shall have the sole obligation to maintain and repair same during the Term.

         7. Measurements. Subtenant and its representatives shall have the right to inspect and to take measurements of the Sublet Premises during business hours effective immediately after this Sublease is executed except that existing facilities and equipment shall not be disturbed.

         8. Brokerage. Sublessor agrees to pay the commissions earned by any and all brokers that were the procuring cause of the parties hereto entering into this sublease. Such brokers shall be compensated per separate agreement.


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         9. Subordination. This Sublease is subject and subordinate to the rights of Landlord under the Prime Lease to any renewal, amendments, or modification thereof, to the rights of any mortgagee under any mortgage to which the Prime Lease or said Sublease is subject or subordinate, to all renewals, modifications, consolidations, correlations, replacements and extensions thereof, and to any Ground Lease to which the Prime Lease or said Sublease is subject or subordinate, and to all renewals, modifications, consolidations, amendments, replacements and extensions thereof. The provisions for such subordination shall be self-operative so that no further instrument of subordination need be required by any mortgagee.

         10. Prime Lease. This Sublease is subject to all of the convenants, agreements, terms, provisions and conditions contained in the Prime Lease which are hereby made a part of this Sublease with the same force and effect as if they were fully set forth herein. Wherever the term "Tenant" appears in the Prime Lease, it shall read "Subtenant" and where ever the term "Owner" appears, it shall be deemed to include "Sublessor" unless by its terms such use would be inappropriate and Sublessor shall have all the rights and remedies of Landlord thereunder, without limiting Sublessor's rights and remedies to enforce any provision of this Sublease not contained in the Prime Lease. Subtenant agrees to observe and perform all of such covenants, agreements, terms, provisions and conditions contained in this Sublease as though and as if Subtenant was the tenant originally named in the Prime Lease, except that the provisions of the Prime Lease which have been specifically addressed by this Sublease shall not, to the extent addressed, apply and Subtenant shall not be obligated thereunder except as otherwise provided in this Sublease. The foregoing notwithstanding, Subtenant shall pay to Sublessor as additional rent its pro rata share of increases in Base Impositions and Base Operating Costs due to Landlord from Sublessor. The term "Base Impositions" shall mean the Impositions levied against the property of which the demised premises are part for city and school taxes for the 1999 state, county and town year and for the 1998/1999 school year. The term "Base Operating Costs" shall mean the Operating Costs in effect for the calendar year ending December 31, 1999. The Subtenant's pro rata share shall equal 33.27% of the Tenant Proportionate share. Subtenant shall also be allocated four (4) parking spaces. Sublessor shall have no obligation to provide any services or to do any act or thing with respect to the Sublet Premises which are the obligation or responsibility of the Landlord under the Prime Lease, and Subtenant agrees to look solely to Landlord under the Prime Lease for the provision of any such service and observance and performance of any such act or thing. Upon Subtenant's written request, Sublessor shall present to Landlord, in the name of Sublessor, any demand requested by Subtenant for any such repairs, restorations, materials or services required to be furnished to the Sublet Premises by Landlord. Subtenant shall have the right to exercise, in Sublessor's name, but at Subtenant's sole cost and expense, all of the rights available to Sublessor to enforce performance of the obligations of Landlord to make any such repairs and restorations or to supply any such materials and services to the demised premises, and no cessation, interruption or suspension of any service provided by Landlord shall entitle Subtenant to any diminution or abatement of fixed or additional rent or other compensation under this Sublease, nor shall this Sublease be affected by reason of any such failure, cessation, interruption or suspension. Notwithstanding anything contained herein the Sublease shall not be deemed to grant Subtenant any rights under the Prime Lease which Sublessor does not have under the Prime Lease, and any act of Sublessor or any


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omission to act required by the Prime Lease shall in no event be deemed a violation of this Sublease merely because such act or omission is a violation of the Prime Lease.

         11. Insurance. Subtenant shall furnish to Sublessor on or before the Commencement Date of this Sublease evidence that the insurance required to be obtained pursuant to the Prime Lease has been obtained and as to all such insurance (i) Subtenant shall cause Sublessor to be named as an additional insured; (ii) the general liability policy required to be obtained shall also provide contractual indemnity coverage with respect to the obligations of tenant under the Prime Lease, (iii) duplicate originals of policies or certificates required to be delivered to Landlord shall be delivered to Sublessor as well, and (iv) Subtenant shall deliver to Sublessor a certificate or certificates containing an endorsement that such insurance shall not be canceled except upon ten days' prior notice to Landlord and Sublessor.

         12. Assignment Subletting. Subtenant shall not, without the prior written consents of both Landlord and Sublessor in each instance, by operation of law or otherwise, assign, mortgage, pledge, sub-sublet, encumber or otherwise transfer this Sublease (collectively a "Transfer"), nor the estate and term hereby granted, nor sublet or permit the Sublet Premises or any part thereof to be used by others. Notwithstanding anything contained above, Sublessor may withhold such consent in its sole and absolute discretion to any sub-sublet, assignment or any other Transfer of this Sublease. Notwithstanding anything to the contrary, affiliated entities controlling, controlled by, or under common control with, the Subtenant shall not be deemed assignees or Subtenants by Sublessor. Sublessor shall be listed on the building directory, and Subtenant shall submit the names of affiliated entities directly to the Landlord for listing on the building directory.

         13. Repairs, Alterations, Improvements and Other Work:

             (a) After completion of the Build-out, Subtenant shall at no time make any alterations or improvements to the Sublet Premises without the prior written consent of both Landlord and Sublessor, which in the case of Sublessor shall not be unreasonably witheld or delayed. Subtenant shall bear all risk, liability and expense and in all respects meet the requirements of the Prime Lease in connection with any alteration whether before, during or after the build-out. Landlord's consent under the terms of the Prime Lease is a condition precedent to the making of any alterations or improvements to the extent required under the Prime Lease.

             (b) Neither Sublessor nor Subtenant shall be required to restore Subtenant's space on the expiration or earlier termination of the Prime Lease or the Sublease. Neither Sublessor nor Subtenant shall be required to pay Landlord or its affiliates any fee for general contracting or related services set forth in the Prime Lease unless mutually agreed pursuant to a separate agreement.

         14. Time Periods. The time limits provided in the Prime Lease for any grace periods, for the giving of notices, the making of demands, the performance of any act, condition or covenant, or the exercise of any right, remedy or option are changed for the purposes of this Sublease by shortening the same by three (3) days in each


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instance, but in the event there shall be remaining less than three (3) days after giving effect to such shortened term, then the term shall be coextensive with the time limit provided under the Prime Lease.

         15. Non-Liability, Indemnity. Subtenant shall indemnify and hold harmless Sublessor, its agents, contractors, servants, licensees, employees or invitees from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) arising from (i) the use, conduct or maintenance of the Sublet Premises or any business therein or any work or thing whatsoever done, or any condition created in or about the Sublet Premises during the term of this Sublease (or any time prior to the Commencement Date that Subtenant may have been given access to the demised premises), (ii) any negligent or otherwise wrongful act or omission of Subtenant or any of its agents, contractors, servants, licensees, employees or invitees, and (iii) any failure of Subtenant to perform or comply with all of the provisions of this Sublease hereof that are applicable to Subtenant. In case any action or proceeding be brought against Sublessor or any agent, contractor, servant, licensee, employee or invitee of Sublessor by reason of any of the foregoing, Subtenant, upon notice from Sublessor, shall defend such action or proceeding by counsel chosen by Subtenant, who shall be reasonably satisfactory to Sublessor. Subtenant or its counsel shall keep Sublessor fully apprised at all times of the status of such defense and shall not settle same without the written consent of Sublessor.

         16. Destruction by Fire or Other Casualty, Condemnation. If the Sublet Premises or the Building shall be partially or totally damaged or destroyed by fire or other casualty, Subtenant shall be entitled to exercise the right to terminate this Sublease on behalf of Sublessor, pursuant to the provisions of the Prime Lease.

             (a) If the Sublet Premises are partially or totally damaged by fire or other casualty as a consequence of which Sublessor shall receive an abatement of rent and/or additional rent relating to the demised premises, then in such event, there shall be a pro rata abatement of the fixed rent payable hereunder.

             (b) Subtenant shall give Sublessor and Landlord notice of any fire, casualty or accident in or about the demised premises promptly after Subtenant becomes aware of such event.

             (c) If the Prime Lease is terminated pursuant to the provisions thereof as the result of a taking of all or any portion of the Building by condemnation (or deed in lieu thereof), this Sublease shall likewise terminate. In such event, Subtenant shall have no claim to any portion of the award with respect to any such taking, except to file a claim for the value of its fixtures, furnishings, or for moving expenses, provided, however, that Sublessor's award is not thereby reduced or otherwise adversely affected.

         17. Successors and Assigns. Subject to the restrictions on assignment and subletting in this Sublease and the Prime Lease, this Sublease and the covenants and agreements herein contained and incorporated herein by reference shall bind and inure to the benefit of the respective successors and assigns of the parties.

         18. Entire Agreement; Amendments; Waiver. This Sublease sets forth the entire agreement of the parties, and shall not be modified or amended except by a writing signed by the party against whom enforcement is


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sought. Neither the waiver of any breach by either party of any provisions of this Sublease, nor any indulgence by either party in respect of any payment due it hereunder shall be construed as a waiver of any subsequent breach or imply any future indulgence.

         19. Costs and Expenses. Subtenant shall reimburse Sublessor, on demand, for all costs and expenses (including attorneys' fees and disbursements and court costs) incurred by Sublessor in connection with enforcing Subtenant's obligations under this Sublease, whether incurred in connection with an action or proceeding commenced by Sublessor or by Subtenant. All such amounts shall be deemed to be additional rent, and shall be collectible whether incurred before or after the expiration or termination of this Sublease.

         20. End of Term. Upon the expiration or other termination of this Sublease, Subtenant shall quit and surrender to Sublessor the Sublet Premises broom clean in accordance of the Prime Lease, in good order, ordinary wear excepted, and Subtenant shall remove all of its property therefrom. Should Sublessor be subject to any fine, cost or expense pursuant to the Prime Lease because of any holdover or other failure to comply with end of term provisions by Subtenant, Subtenant will pay as liquidated damages to Sublessor an amount equal to two and one half (2-1/2) times the amount of such fine, cost or expense.

         21. Defaults. If Subtenant (a) defaults in the timely payment of any rent or other charges due Sublessor; (b) if the Sublet Premises are vacated or deserted by Subtenant; (c) if any execution or attachment shall be issued against Subtenant or any Subtenant's property whereupon the Sublet Premises shall be taken or occupied by someone other than Subtenant; (d) if Subtenant shall fail to move into or take possession of the Sublet Premises within thirty days after the Commencement Date; or (e) Subtenant defaults in fulfilling any other covenant under this Sublease not cured within ten (10) days after notice; then Sublessor may serve a written three days' notice of cancellation of this Sublease upon Subtenant and upon the expiration of said three days, this Sublease and the term thereof shall end and expire and Subtenant shall then quit and surrender the Sublet Premises to Sublessor. This Sublease and the term thereof shall end and expire and in such event Sublessor may, without notice, re-enter the Sublet Premises either by force or otherwise, and dispossess Subtenant by summary proceedings or otherwise, and the legal representative of Subtenant or other occupant of the Sublet Premises and remove their effects and hold the Sublet Premises as if this Sublease had not been made, and Subtenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

         22. Construction. This Sublease shall be governed by and construed under the law of the State of New York.

         23. Notices. All notices under this Sublease shall be in writing and shall be deemed to have been sufficiently given when (i) delivered personally,
(ii) sent by postage prepaid certified mail, return receipt requested (air mail if international), (iii) sent by telex, telegraph, or facsimile transmission, or
(iv) sent by private courier service guaranteeing overnight or three-day delivery, addressed at the addresses included on Page 1 hereof, or to such other address as any party may subsequently designate by this notice procedure. Notice will be deemed


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effective (i) upon delivery, if delivered personally to the notice address of either party; or (ii) three (3) business days after mailing, if by certified mail (air mail if international); and (iii) three business days after deposit with the courier if sent by courier service with delivery or attempted delivery confirmed by the courier in writing.

         24. Landlord's Consent. This Sublease shall not become effective, nor shall the term commence, unless and until the written consent of Landlord to this Sublease, the build-out plans and the subletting hereunder is obtained. Subtenant agrees to supply such information and fees as Landlord shall require in connection with its determination. Sublessor shall promptly request such consent and furnish Subtenant with a copy thereof when it is obtained. In the event such written consent of Landlord is not given within sixty (60) days hereafter, either party may terminate this agreement on five (5) days' written notice except that if such consent is given within said five-day period, said notice shall be deemed withdrawn. Both parties shall modify this Sublease to the extent reasonably required by Landlord.

         IN WITNESS WHEREOF, Sublessor and Subtenant have respectively signed this Sublease as of the day and year first above written.

                                         ADVANCED HEALTH CORPORATION (Sublessor)


                                         By:(ORIGINAL SIGNATURE)
                                            ------------------------------------


                                         WESTCO ASSOCIATES, INC., (Subtenant)


                                         By: (ORIGINAL SIGNATURE)
                                            ------------------------------------


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DENNIS NOSKIN ARCHITECT, P.C.
Architecture/Interior Design/Planning
32 Elm Place
Rye, New York 10580




Floor Plan Design (#22981, Pg 13 of original source)


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DENNIS NOSKIN ARCHITECT, P.C.
Architecture/Interior Design/Planning
32 Elm Place
Rye, New York 10580




Floor Plan Design (#22981, Pg 14 of original source)






                               RECKSON ASSOCIATES
                               555 WHITE PLAINS RD
                               TARRYTOWN, NEW YORK



Job Title : WESTCO                           Job No. 98xxx

Dwg Title: EXISTING CONDITIONS               Scale: 1/32" x 1'-0"

                                             Issue date: 10 FAB 99


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